Exhibit 3.5
                          Certificate of Incorporation
                                       of
                               PLT Solutions Inc.

      The undersigned, by its authorized officer, for purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is PLT Solutions Inc.

2. The address of the corporation's registered office in the State of Delaware is 1209 Orange St., Wilmington, County of New Castle, Delaware, 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The aggregate number of shares of common stock which the corporation shall have authority to issue is 20,000,000 shares of common stock, each with a par value of $0.01.

5. The name and mailing address of the incorporator is Ambient Corporation 285 Avenue of the Americas, 35th Fl., NY.

6. To the fullest extent that the General Corporation Law of the State of Delaware, as the same exists or may be hereafter amended, permits elimination or limitation of the liability of the directors, a director of a corporation shall not be personally liable to the corporation or any of its shareholders for any breach of duty in his capacity as a director. Any repeal or modification of the foregoing sentence by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

7. The directors and officers of the corporation shall be entitled to such rights of indemnification and advancement of expenses, including attorney's fees, in the defense of any action or threatened action in which a director or officer is or may be a party as the Board of Directors may by resolution prescribe.

IN WITNESS WHEREOF, I have made and signed this certificate this 27th day of March, 2000, and I affirm the statements contained herein are true.


                                          Ambient Corporation

                                          S/Michael Braunold
                                          ------------------
                                          By: Michael Braunold
                                          Director